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    July 2001.
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                     NOTICE OF TERMINATION
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                             OF
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                      OPTION AGREEMENT
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     Pursuant to Section 10 of that certain Option Agreement
dated 24 January 2000 by and between 537192 B.C. LTD. and Encore Ventures, Inc., Encore Ventures, Inc. hereby terminates said agreement and any and all of its right, title, and interest in and to any option agreement or option to acquire a 90% interest in the 537192 B.C. LTD. property on the terms and subject to the conditions contained in that Option Agreement.



      /s/ William Iny
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By:   William Iny, President
      Encore Ventures, Inc.